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                                                                EXHIBIT 10.12



                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") made effective as of May 1, 2000 by and between PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation (the "Company"), and JACK SALBERG (the "Executive").

         In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                    SECTION I
                                   EMPLOYMENT

         The Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the Period of Employment as provided in Section III.A. below upon the terms and conditions provided in the Agreement.

                                   SECTION II
                          POSITION AND RESPONSIBILITIES

         During the Period of Employment, the Executive agrees to serve as Chief Operating Officer of the Company and President of the Company's subsidiary, PSI Hospital Management Services, Inc., and to be responsible for the typical management responsibilities expected of an officer holding such positions and such other responsibilities as may be assigned to Executive from time to time by the President/CEO of the Company.

                                   SECTION III
                                TERMS AND DUTIES

         A.   Period of Employment.

              The period of Executive's employment under this Agreement will commence as of May 1, 2000, and shall continue through April 30, 2001, subject to extension or termination as provided in this Agreement ("Period of Employment"). On each anniversary of the commencement of the Period of Employment, the period of Executive's employment shall be extended for additional one (1) year periods, unless either party gives notice thirty (30) days in advance of the expiration of the then current period of employment of such party's intent not to extend the Period of Employment.

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         B.   Duties.

              During the Period of Employment, the Executive shall devote most of his business time, attention and skill to the business and affairs of the Company and its subsidiaries. The Company agrees to grant the Executive some time away from his business duties for reasonable outside activities typically consistent with this type position. In addition Mr. Salberg may support Seller in collecting its accounts receivable outstanding as of Closing. The Executive will perform faithfully the duties which may be assigned to him from time to time by the Company.

                                   SECTION IV
                            COMPENSATION AND BENEFITS

         A.   Compensation.

              For all services rendered by the Executive in any capacity during the Period of Employment, the Executive shall be compensated as follows:

              1.   Base Salary.

                   The Company shall pay the Executive an annual base salary ("Base Salary") as follows: $216,000.00.

                   Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than once each month. The Base Salary shall be reviewed each fiscal period and shall be subject to adjustment according to the policies and practices adopted by the Company from time to time.

         B.   Annual Incentive Award.

              The Executive shall be eligible for annual incentive compensation awards ("Incentive Compensation Awards") tied to objective criteria to be established from time to time by the Compensation Committee. The initial incentive award shall be determined as set forth in Exhibit A hereto.

         C.   Additional Benefits.

              The Executive will be eligible to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees are eligible under any existing or future plan or program established by the Company for salaried employees. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. These may include group hospitalization, health, dental care, life or other insurance, tax qualified pension, savings, thrift and profit sharing plans, termination pay programs, sick leave plans, travel or accident insurance, disability insurance, and contingent compensation plans including capital accumulation programs, Restricted Stock programs, stock purchase programs and stock option plans. Nothing in this



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Agreement will preclude the Company from amending or terminating any of the plans or programs applicable to salaried or senior executives as long as such amendment or termination is applicable to all salaried employees or senior executives. The Executive will be entitled to an annual paid vacation of four
(4) weeks. The Executive's Stock Option Grant shall be as set forth in Exhibit B hereto. Executive's Stock Option Grant will be subject to the Company's stock option plan, as amended from time to time, a current copy of which is attached as Exhibit C. As an additional benefit, the Company will provide Executive a term life insurance policy in the amount of twice Executive's Base Salary.

                                    SECTION V
                                BUSINESS EXPENSES

         The Company will reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement.

                                   SECTION VI
                                   DISABILITY

         A. In the event of disability of the Executive during the Period of Employment, the Company will continue to pay the Executive according to the compensation provisions of this Agreement during the period of his disability, until such time as Executive's long term disability insurance benefits are available. However, in the event the Executive is disabled for a continuous period of six (6) months after the Executive first becomes disabled, the Company may terminate the employment of the Executive. In this case, normal compensation will cease, except for earned but unpaid Base Salary and Incentive Compensation Awards which would be payable on a pro-rated basis for the year in which the disability occurred. In the event of, and upon such termination, all then unvested stock options that otherwise would vest during the immediately succeeding eighteen (18) month period shall vest immediately.

         B. During the period the Executive is receiving payments of either regular compensation or disability insurance described in this Agreement and as long as he is physically and mentally able to do so, the Executive will furnish information and assistance to the Company and from time to time will make himself available to the Company to undertake assignments consistent with his prior position with the Company and his physical and mental health. If the Company fails to make a payment or provide a benefit required as part of the Agreement, the Executive's obligation to fulfill information and assistance will end.

         C. The term "disability" will have the same meaning as under any disability insurance provided pursuant to this Agreement or in the absence thereof or otherwise in force as to Executive.




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



                                   SECTION VII
                                      DEATH

         In the event of the death of the Executive during the Period of Employment, the Company's obligation to make payments under this Agreement shall cease as of the date of death, except for earned but unpaid Base Salary and Incentive Compensation Awards which will be paid on a prorated basis for that year. The Executive's designated beneficiary will be entitled to receive the proceeds of any life or other insurance or other death benefit programs provided in this Agreement, in accordance with the terms of such policies and/or programs.

                                  SECTION VIII
                       EFFECT OF TERMINATION OF EMPLOYMENT

         A. The Board may at any time upon sixty (60) days prior notice terminate Executive's employment without cause (as "Cause" is defined below) by giving Executive notice of the effective date of termination. In the event Executive's employment is terminated without cause, the Company's sole obligation to Executive shall be (i) to pay Executive a severance payment of 1.5 times his previous 12 months compensation, paid out over a period of eighteen
(18) months plus any earned but unpaid bonus, which shall be paid as an immediate lump sum. "Compensation" shall be defined as all salary and bonuses earned for the previous 12 month period. If the Executive's employment terminates due to either a without cause termination or a constructive discharge, or pursuant to Section XI, all then unvested stock options that otherwise would vest during the immediate succeeding eighteen (18) month period shall vest immediately. The Company shall cause any Options so vested to remain exercisable for twelve (12) months from the date of termination, subject to the terms and provisions of the Company's stock option plan as to the permissible exercise period for incentive stock options. Additional benefits as described in
Section IV-C shall continue for the eighteen (18) month period.

         B. If the Executive's employment terminates due to a Termination for Cause, earned but unpaid Base Salary and earned but unused vacation will be paid on a pro-rated basis for the year in which the termination occurs. No other payments will be made or benefits provided by the Company.

         C. Upon termination of the Executive's employment other than for reasons due to death, disability, or pursuant to Paragraph A of this Section or
Section XI, the Period of Employment and the Company's obligation to make payments under this Agreement will cease as of the date of the termination except as expressly defined in this Agreement; provided, however, that Executive shall have the right to resign within eight (8) months of the effective date of this Agreement and, in such event, to receive the sum of Four Hundred Fifty Thousand ($450,000) Dollars, payable in eighteen (18) equal monthly installments beginning the month after his resignation is effective. Additional benefits as described in Section IV-C shall be continued for an eighteen (18) month period.

         D. For this Agreement, the following terms have the following meanings:





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            1. "Termination for Cause" means termination of the Executive's employment by the Company's Board of Directors acting in good faith by the Company by written notice to the Executive specifying the event relied upon for such termination, due to the Executive's serious, willful misconduct with respect to his duties under this Agreement, including but not limited to conviction for a felony, misdemeanor involving moral turpitude or perpetration of a common law fraud, in each case which has resulted or is likely to result in material economic damage to the Company.

            2. "Constructive Discharge" means termination of the Executive's employment by the Executive due to a failure of the Company to fulfill its obligations under this Agreement in any material respect including any reduction of the Executive's Base Salary or other compensation other than reductions applicable to all employees of the Company or failure to appoint or reappoint the Executive to the position specified in Section II hereof, or other material change by the Company in the functions, duties or responsibilities of the position which would reduce the ranking or level, responsibility, importance or scope of the position. The Executive will provide the Company a written notice which describes the circumstances being relied on for the termination with respect to the Agreement within ninety (90) days after the event giving rise to the notice. The Company will have thirty (30) days to remedy the situation prior to the Termination for Constructive Dismissal.

            3. "Without Cause Termination" means termination of the Executive's employment by the Company (a) other than due to death, disability, Termination for Cause or pursuant to Section XI; or (b) upon expiration of the Period of Employment as a result of the giving of notice by the Company of its intent not to extend the Period of Employment as provided in Section III.A.

                                   SECTION IX
                      OTHER DUTIES OF THE EXECUTIVE DURING
                       AND AFTER THE PERIOD OF EMPLOYMENT

         A. The Executive will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

         B. The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company, as hereinafter defined, is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Executive's duties under this Agreement. The Executive will not during the Period of Employment or after except to the extent reasonably necessary in performance of the duties under this Agreement, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company, except as required by law. The Executive will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Executive will also use his best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the





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Company, whether made by the Executive or otherwise coming into his possession, are confidential and will remain the property of the Company.

         C. During the Period of Employment and for a eighteen (18) month period thereafter, the Executive will not use his status with the Company to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company. During the Period of Employment and for a eighteen (18) month period following termination of the Period of Employment, other than termination due to a Without Cause Termination, the Executive will not make any statements or perform any acts intended to advance the interest of any existing or prospective competitors of the Company in any way that will injure the interest of the Company; the Executive, without prior express written approval by the Board of Directors of the Company, will not directly or indirectly own or hold any proprietary interest in or be employed by or receive compensation from any party engaged in the behavioral health business in the same geographic areas the Company does business; and the Executive, without express prior written approval from the Board of Directors, will not solicit any members of the then current clients of the Company or discuss with any employee of the Company information or operation of any business intended to compete with the Company. For the purposes of the Agreement, proprietary interest means legal or equitable ownership, whether through stock holdings or otherwise, of a debt or equity interest (including options, warrants, rights and convertible interests) in a business firm or entity, or ownership of more than 1% of any class of equity interest in a publicly-held company. The Executive acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope. For a twelve (12) month period after termination of the Period of Employment for any reason, the Executive will not directly or indirectly hire any employee of the Company or solicit or encourage any such employee to leave the employ of the Company.

         D. The Executive acknowledges that his breach or threatened or attempted breach of any provision of Section IX would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of
Section IX without being required to prove damages or furnish any bond or other security.

         E. The Executive shall not be bound by the provisions of Section IX in the event of the default by the Company in its obligations under this Agreement which are to be performed upon or after termination of this Agreement.

         F. Any reference in this Section IX shall expressly be deemed also to refer to the Company's subsidiaries.


                                    SECTION X
                           INDEMNIFICATION, LITIGATION

         The Company will indemnify the Executive to the fullest extent permitted by the laws of the state of incorporation in effect at that time, or certificate of incorporation and by-laws of the Company whichever affords the greater protection to the Executive. The Executive will be entitled to any insurance proceeds related to any award, or any fees or expenses incurred in connection with





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any action, suit or proceeding to which he may be made a party by reason of being a director or officer of the Company.

                                   SECTION XI
                                CHANGE IN CONTROL

         In the event there is a Change in Control of the ownership of the Company, the Executive may within eighteen (18) months after the Change in Control immediately resign upon written notice to the Company. In this event, the Company shall pay to the Executive upon such resignation an amount equal to
1.5 times his previous 12 month compensation paid out over a period of eighteen
(18) monthly installments. "Compensation" shall be defined consistent with the definition in Section XIII-A. The benefits and perquisites (but not the salary or other compensation) described in this Agreement as in effect at the date of termination of employment will also be continued for eighteen (18) months from the effective date of termination pursuant to Change of Control.

         A "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities and Exchange Act of 1934 ("Exchange Act"), shall acquire more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

                                   SECTION XII
                                WITHHOLDING TAXES

         The Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.

                                  SECTION XIII
                           EFFECTIVE PRIOR AGREEMENTS

         This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter and supersedes any prior employment or severance agreements between the Company and its affiliates, and the Executive. Executive agrees that he is not entitled to any further compensation, bonus, severance payments, options, or anything of value from Sunrise




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Behavioral Healthcare, Ltd. or any affiliate or other employer as a result of any employment or severance agreement or otherwise.

                                   SECTION XIV
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

         Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a Consolidation, Merger or Sale of Assets, the term "the Company" as used will mean the other corporation and this Agreement shall continue in full force and effect. This Section XIV is not intended to modify or limit the rights of the Executive hereunder, including without limitation, the rights of Executive under Section XI.

                                   SECTION XV
                                  MODIFICATION

         This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                                   SECTION XVI
                           GOVERNING LAW; ARBITRATION

         This Agreement has been executed and delivered in the State of Tennessee and its validity, interpretation, performance and enforcement shall be governed by the laws of that state.

         Any dispute among the parties hereto shall be settled by arbitration in Nashville, Tennessee, in accordance with the then applicable rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrator shall award all costs, legal expenses and fees to the successful party.

                                  SECTION XVII
                                     NOTICES

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:




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                (a) If to the Company, at 310 25th Avenue North, Suite 209,
Nashville, Tennessee 37203, Attention: Chairman, or at such other address as may have been furnished to the Executive by the Company in writing, copy to Lee Dilworth, Harwell Howard Hyne Gabbert & Manner, P.C., 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee 37238; or

                (b) If to the Executive, at _____________________________, or
such other address as may have been furnished to the Company by the Executive in writing.

                                  SECTION XVIII
                                BINDING AGREEMENT

         This Agreement shall be binding on the parties' successors, heirs and assigns. In the event any payment called for herein is not paid when due it shall not be deemed a default so long as it is cured within thirty (30) days. If not cured, then all remaining obligations shall be accelerated and immediately due and payable.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                         COMPANY:

                                         PSYCHIATRIC SOLUTIONS, INC.


                                         By: /s/ Joey A. Jacobs
                                             -----------------------------------
                                             Joey A. Jacobs,
                                             President & Chief Executive Officer


                                         EXECUTIVE:

                                         /s/ Jack Salberg
                                         ---------------------------------------
                                         JACK SALBERG





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                                    EXHIBIT A

                      INCENTIVE COMPENSATION AWARD CRITERIA











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



                                    EXHIBIT B

                               STOCK OPTION GRANT













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                                    EXHIBIT C

                                STOCK OPTION PLAN













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                                    EXHIBIT D

                           STOCK RESTRICTION AGREEMENT













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